EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Gene Rodriguez Miller
(317) 249-4559                                                           (317) 343-5243
mike.eliason@karauctionservices.com                     gene.rodriguez@karauctionservices.com

KAR Auction Services, Inc. Reports 2018 Financial Results

•	Revenue increase drives strong 2018 results.

•	KAR continues rollout of TradeRev and volume doubles.

•	Repurchased approximately 1.8 million shares of common stock in the open market for $100 million in the fourth quarter of 2018.

Carmel, IN, February 19, 2019 — KAR Auction Services, Inc. (NYSE: KAR), today reported its fourth quarter financial results for the period ended December 31, 2018. For the fourth quarter of 2018, the company reported revenue of $929.0 million as compared with revenue of $890.4 million for the fourth quarter of 2017, an increase of 4%. Net income for the fourth quarter of 2018 decreased 61% to $67.3 million, or $0.50 per diluted share, as compared with net income of $172.8 million, or $1.27 per diluted share, in the fourth quarter of 2017. Adjusted EBITDA for the quarter ended December 31, 2018 increased 6% to $206.6 million, as compared with Adjusted EBITDA of $194.6 million for the quarter ended December 31, 2017. Operating adjusted net income per diluted share decreased 2% to $0.62 for the quarter ended December 31, 2018, as compared with operating adjusted net income per diluted share of $0.63 for the quarter ended December 31, 2017. KAR incurred an operating loss of $15.7 million for the quarter ended December 31, 2018, which was attributable to the rollout of TradeRev.

For the year ended December 31, 2018, the company reported revenue of $3,769.6 million as compared with revenue of $3,458.0 million for the year ended December 31, 2017, an increase of 9%. Net income for the year ended December 31, 2018 decreased 9% to $328.0 million, or $2.42 per diluted share, as compared with net income of $362.0 million, or $2.62 per diluted share, for the year ended December 31, 2017. Adjusted EBITDA for the year ended December 31, 2018 increased 7% to $893.9 million, as compared with Adjusted EBITDA of $838.0 million for the year ended December 31, 2017. Operating adjusted net income per diluted share increased 18% to $2.96 for the year ended December 31, 2018, as compared with operating adjusted net income per diluted share of $2.50 for the year ended December 31, 2017. KAR incurred an operating loss of $53.0 million for the year ended December 31, 2018, which was attributable to the rollout of TradeRev.

"Our fourth quarter and year-end results reflect contributions from across our businesses and continued investment in our future," said Jim Hallett. "We are positioning KAR to navigate the short and long term trends impacting our industry and to capture the opportunities ahead."

2019 Outlook

(in millions, except per share amounts)	Annual Guidance

Net income	$330.0 - $355.5
Income tax expense	$122.0 - $131.5
Interest expense, net of interest income	$220
Depreciation and amortization	$281
EBITDA	$953.0 - $988.0
Adjusted EBITDA addbacks, net	($18.0)
Adjusted EBITDA	$935 - $970
Capital expenditures	$200
Cash taxes	$135
Cash interest on corporate debt	$139
Effective tax rate	27%
Net income per share	$2.46 - $2.65
Operating adjusted net income per share	$2.90 - $3.09
Weighted average diluted shares	134

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), gains/losses associated with step acquisitions, significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance on pages 8 and 9.

Dividend Announcement
The company announced a cash dividend today of $0.35 per share on the company’s common stock. The dividend is payable on April 4, 2019, to stockholders of record as of the close of business on March 22, 2019.

Potential Spin-off of IAA
In February 2018, the Company announced that its board of directors had approved a plan to pursue the separation of its salvage auction business, currently operated by IAA, through a spin-off. The Company also announced that the separation was subject to customary regulatory approvals, the execution of intercompany agreements between the Company and the new salvage auction company, final approval of the board of directors and other customary matters. The Company continues to work on and evaluate the spin-off and the options available to the Company for maximizing shareholder value. While at this time the Company expects to complete the spin-off in 2019, the Company may, at any time and for any reason until the proposed transaction is complete, abandon, modify or change the terms of the spin-off.

It is currently expected that IAA Spinco will have total net debt of approximately 3.5 times Adjusted EBITDA. The actual amount of debt that will be issued by IAA Spinco will be determined at a future date when capital is raised for IAA Spinco. This is subject to approval by the Board of Directors at the time of the issuance of debt and completion of the spin-off. The total net leverage levels for IAA Spinco and KAR are expected to maintain the current corporate debt rating of BB-/B1 currently held by KAR for both entities. The Company expects to provide additional information on the expected dividend policies and the target leverage levels of each enterprise as we get closer to completion of the spin-off. There can be no assurance as to whether or when the spin-off will occur. IAA Spinco filed its initial Registration Statement on Form 10 on June 28, 2018, Amendment No. 1 to its Registration Statement on Form 10 on August 30, 2018 and Amendment No. 2 to its Registration Statement on Form 10 on November 20, 2018.

Earnings Conference Call Information
KAR Auction Services, Inc. will be hosting an earnings conference call and webcast on Wednesday, February 20, 2019 at 11:00 a.m. EST (10:00 a.m. CST). The call will be hosted by KAR Auction Services, Inc.’s Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 6385324, while the live web cast will be available at the investor relations section of www.karauctionservices.com. Supplemental financial information for KAR Auction Services’ fourth quarter 2018 results is available at the investor relations section of www.karauctionservices.com under the quarterly results page.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-855-859-2056 and entering passcode 6385324. The archive of the web cast will also be available following the call and will be available at the investor relations section of www.karauctionservices.com for a limited time.

About KAR Auction Services
KAR Auction Services (NYSE: KAR) provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR’s unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of approximately 6 million units valued at over $40 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in 120 countries. Headquartered in Carmel, Ind., KAR has approximately 18,400 employees across the United States, Canada, Mexico and the United Kingdom. For more information go to www.karauctionservices.com. For the latest KAR news follow us on Twitter @KARSpeaks.

Forward Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating revenues
ADESA Auction Services	$508.5	$473.2	$2,101.9	$1,937.5
IAA Salvage Services	335.2	335.4	1,326.8	1,219.2
AFC	85.3	81.8	340.9	301.3
Total operating revenues	929.0	890.4	3,769.6	3,458.0

Operating expenses
Cost of services (exclusive of depreciation and amortization)	543.2	525.1	2,142.7	1,987.2
Selling, general and administrative	176.6	172.5	732.8	640.2
Depreciation and amortization	67.1	69.4	269.9	264.6
Total operating expenses	786.9	767.0	3,145.4	2,892.0

Operating profit	142.1	123.4	624.2	566.0

Interest expense	52.8	42.1	192.0	164.0
Other expense (income), net	1.0	(0.2)	(3.5)	(1.9)
Loss on extinguishment of debt	—	—	—	27.5
Gain on previously held equity interest value	—	(21.6)	—	(21.6)

Income before income taxes	88.3	103.1	435.7	398.0

Income taxes	21.0	(69.7)	107.7	36.0

Net income	$67.3	$172.8	$328.0	$362.0

Net income per share
Basic	$0.50	$1.28	$2.44	$2.66
Diluted	$0.50	$1.27	$2.42	$2.62

Dividends declared per common share	$0.35	$0.35	$1.40	$1.31

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	December 31, 2018	December 31, 2017
Cash and cash equivalents	$337.1	$317.2
Restricted cash	27.6	19.4
Trade receivables, net of allowances	765.6	725.5
Finance receivables, net of allowances	2,000.8	1,899.6
Other current assets	183.1	175.7
Total current assets	3,314.2	3,137.4

Goodwill	2,213.7	2,191.7
Customer relationships, net of accumulated amortization	302.3	375.6
Intangible and other assets	399.8	371.4
Property and equipment, net of accumulated depreciation	976.2	908.2
Total assets	$7,206.2	$6,984.3

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,166.4	$1,018.7
Obligations collateralized by finance receivables	1,445.3	1,358.1
Current maturities of debt	13.1	12.4
Total current liabilities	2,624.8	2,389.2

Long-term debt	2,654.3	2,667.7
Other non-current liabilities	462.9	442.5
Stockholders’ equity	1,464.2	1,484.9
Total liabilities and stockholders’ equity	$7,206.2	$6,984.3

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Year Ended December 31,
	2018	2017
Operating activities
Net income	$328.0	$362.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	269.9	264.6
Provision for credit losses	39.1	38.5
Deferred income taxes	0.1	(93.5)
Amortization of debt issuance costs	10.6	10.4
Stock-based compensation	23.4	24.2
(Gain) loss on disposal of fixed assets	(0.8)	(0.8)
Loss on extinguishment of debt	—	27.5
Gain on previously held equity interest value	—	(21.6)
Other non-cash, net	0.2	8.1
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(66.5)	(57.4)
Accounts payable and accrued expenses	145.8	26.8
Net cash provided by operating activities	749.8	588.8
Investing activities
Net increase in finance receivables held for investment	(138.6)	(148.5)
Acquisition of businesses (net of cash acquired)	(45.2)	(73.3)
Purchases of property, equipment and computer software	(198.0)	(152.2)
Advance to equity method investee	—	(5.0)
Proceeds from the sale of property and equipment	0.6	0.7
Net cash used by investing activities	(381.2)	(378.3)
Financing activities
Net (decrease) increase in book overdrafts	(8.9)	8.3
Net decrease in borrowings from lines of credit	—	(80.5)
Net increase in obligations collateralized by finance receivables	101.4	65.0
Proceeds from long-term debt	—	2,717.0
Payments for debt issuance costs/amendments	(12.5)	(22.6)
Payments on long-term debt	(17.0)	(2,436.7)
Payments on capital leases	(31.3)	(30.1)
Payments of contingent consideration and deferred acquisition costs	(18.3)	(7.0)
Initial net investment for interest rate caps	—	(1.7)
Issuance of common stock under stock plans	15.0	11.4
Tax withholding payments for vested RSUs	(10.2)	(5.9)
Repurchase and retirement of common stock	(150.0)	(150.0)
Dividends paid to stockholders	(188.3)	(174.8)
Net cash used by financing activities	(320.1)	(107.6)
Effect of exchange rate changes on cash	(20.4)	14.0
Net increase in cash, cash equivalents and restricted cash	28.1	116.9
Cash, cash equivalents and restricted cash at beginning of period	336.6	219.7
Cash, cash equivalents and restricted cash at end of period	$364.7	$336.6
Cash paid for interest, net of proceeds from interest rate caps	$180.8	$147.1
Cash paid for taxes, net of refunds	$121.9	$126.0

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.

Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income and operating adjusted net income per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income and operating adjusted net income per share may include adjustments for certain other charges.

EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in millions), (unaudited)	2018	2017	2018	2017

Net income	$67.3	$172.8	$328.0	$362.0
Add back:
Income taxes	21.0	(69.7)	107.7	36.0
Interest expense, net of interest income	51.5	41.8	188.1	162.6
Depreciation and amortization	67.1	69.4	269.9	264.6
EBITDA	206.9	214.3	893.7	825.2
Non-cash stock-based compensation	5.5	7.7	24.3	25.2
Loss on extinguishment of debt	—	—	—	27.5
Acquisition related costs	2.1	1.7	7.3	6.8
Securitization interest	(14.5)	(9.9)	(51.5)	(34.9)
Minority interest	—	0.1	—	4.4
Gain on previously held equity interest value	—	(21.6)	—	(21.6)
Severance	1.8	0.9	5.8	2.9
IAA separation costs	1.3	—	8.1	—
Foreign currency gains/losses	3.9	—	3.9	—
Other	(0.4)	1.4	2.3	2.5
Total addbacks	(0.3)	(19.7)	0.2	12.8
Adjusted EBITDA	$206.6	$194.6	$893.9	$838.0

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts), (unaudited)	2018	2017	2018	2017

Net income	$67.3	$172.8	$328.0	$362.0
Acquired amortization expense	20.1	27.0	89.5	103.7
IAA separation costs	1.3	—	8.1	—
Loss on extinguishment of debt	—	—	—	27.5
Gain on previously held equity interest value	—	(21.6)	—	(21.6)
Reduction in taxes for revaluation of deferred taxes	—	(102.7)	—	(102.7)
Increase in taxes for mandatory repatriation of undistributed foreign earnings	—	11.1	—	11.1
Income taxes (1)	(5.1)	(1.1)	(24.1)	(35.1)
Operating adjusted net income	$83.6	$85.5	$401.5	$344.9

Net income per share – diluted	$0.50	$1.27	$2.42	$2.62
Acquired amortization expense	0.15	0.20	0.66	0.75
IAA separation costs	0.01	—	0.06	—
Loss on extinguishment of debt	—	—	—	0.20
Gain on previously held equity interest value	—	(0.16)	—	(0.16)
Reduction in taxes for revaluation of deferred taxes	—	(0.75)	—	(0.74)
Increase in taxes for mandatory repatriation of undistributed foreign earnings	—	0.08	—	0.08
Income taxes	(0.04)	(0.01)	(0.18)	(0.25)
Operating adjusted net income per share – diluted	$0.62	$0.63	$2.96	$2.50

Weighted average diluted shares	134.9	136.5	135.7	138.0

(1)
The effective tax rate for 2018 was used to determine the amount of income tax benefit on the adjustments to net income. The effective income tax rates for 2017 were adjusted to reflect the tax reform items reflected as separate line items in the above reconciliation (revaluation of deferred taxes and repatriation of undistributed foreign earnings).

The following table reconciles EBITDA and Adjusted EBITDA to net income for the 2019 guidance presented:

	2019 Outlook
(in millions), (unaudited)	Low	High

Net income	$330.0	$355.5
Add back:
Income tax expense	122.0	131.5
Interest expense, net of interest income	220.0	220.0
Depreciation and amortization	281.0	281.0
EBITDA	953.0	988.0
Total addbacks, net	(18.0)	(18.0)
Adjusted EBITDA	$935.0	$970.0

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the 2019 guidance presented:

	2019 Outlook
(in millions, except per share amounts), (unaudited)	Low	High

Net income	$330.0	$355.5
Acquired amortization expense	80.0	80.0
Income taxes	(21.6)	(21.6)
Operating adjusted net income	$388.4	$413.9

Net income per share – diluted	$2.46	$2.65
Acquired amortization expense	0.60	0.60
Income taxes	(0.16)	(0.16)
Operating adjusted net income per share – diluted	$2.90	$3.09

Weighted average diluted shares	134	134